EXHIBIT 4.1

                   FORM OF SPECIMEN COMMON STOCK CERTIFICATE

                                 [KADANT LOGO]

NUMBER                                                                    SHARES

COMMON STOCK                                                        COMMON STOCK

                                  Kadant Inc.

              Incorporated under the laws of the State of Delaware

                                                               CUSIP 48282T 10 4

This certifies that

Is the owner of

    FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $.01 PAR VALUE, OF

                                  Kadant Inc.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. The Certificate and the shares represented hereby are issued under and shall be subject to all the provision of the Certificate of Incorporation and the By-Laws of the Corporation, and all the amendments from time to time made thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated:

/s/ Sandra L. Lambert          [seal]     /s/ William A. Rainville
---------------------                      -------------------------------------
Secretary                                  President and Chief Executive Officer

Countersigned and Registered:

AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
Transfer Agent and Registrar

By
  ---------------------
   Authorized Signature

                  [FORM OF REVERSE SIDE OF STOCK CERTIFICATE]

                                  Kadant Inc.

         This Corporation will furnish without charge to each stockholder who so requests, a copy of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such requests may be addressed to the Secretary of the Corporation.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Kadant Inc. (the "Corporation") and American Stock Transfer & Trust Company (the "Rights Agent"), dated July 16, 2001, as the same may be amended, restated or renewed from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefore. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      NIF GIFT MIN ACT -         Custodian
                                                      --------          --------
                                                    (Cust)              (Minor)
TEN ENT - as tenants by the entireties              under Uniform Gifts to
                                                    Minors Act
                                                              ------------
                                                                (State)
JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

         Additional abbreviations may also be used though not in the above list.

         For value received,               hereby sell, assign and transfer unto
                             -------------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE)

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                                                                          Shares
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of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

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Attorney to transfer the said Stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated:
      -------------------------                    -----------------------------
            Signature

THE SIGNATURES TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.